Exhibit 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Announces First-Quarter 2021 Financial and Operating Results
TULSA, OK - May 5, 2021 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today announced its first-quarter 2021 financial and operating results.
First-Quarter 2021 Highlights
•Generated $71 million of cash flows from operating activities and $22 million of Free Cash Flow1
•Sold 723,579 shares at an average price of $38.75 for net proceeds of $26.9 million through the Company's at-the-market equity program ("ATM program")
•Reduced Net Debt1 by $30 million during the quarter
•Produced an average of 24,261 barrels of oil per day ("BOPD"), an increase of 11% from fourth-quarter 2020
•Produced an average of 78,989 barrels of oil equivalent ("BOE") per day, a decrease of 4% from fourth-quarter 2020
•Reduced drilling, completions and equipment costs for a 10,000-foot well to $525 per foot and held costs incurred during first-quarter 2021 to $70 million
•Reduced total lease operating expenses ("LOE") by 3% versus fourth-quarter 2020; unit LOE increased by 4% to $2.66 per BOE, but well below expectations of $3.45 per BOE
"Our results in the first quarter are reflective of the solid, consistent execution that underpins the Company's strategic transformation," stated Jason Pigott, President and Chief Executive Officer. "We maintained a disciplined approach to personnel expenses, continued to drive well costs lower, substantially outperformed our assumptions for lease operating expenses and quickly and safely overcame disruptions that arose from adverse weather in the Permian Basin. We again delivered on our commitment to improve our balance sheet, generating Free Cash Flow1 and opportunistically selling equity through our ATM program to pay down debt. Our transition to Howard County is driving an inflection point in the Company's capital efficiency and we are continuing to optimize our land position and development plan to facilitate further improvements."
First-Quarter 2021 Financial Results
For the first quarter of 2021, the Company reported a net loss attributable to common stockholders of $75.4 million, or $6.33 per diluted share, including a $122.2 million non-cash loss on derivatives. Adjusted Net Income1 for the first quarter of 2021 was $20.3 million, or $1.69 per adjusted diluted share. Adjusted EBITDA1 for the first quarter of 2021 was $93.3 million.

1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.
Operations Summary
In the first quarter of 2021, Laredo's total production averaged 78,989 BOE per day, including oil production of 24,261 BOPD. Winter storms in the Permian Basin during February 2021 temporarily disrupted both production activities and drilling and completions operations, impacting total and oil production for first-quarter 2021 by an estimated 5,700 BOE per day and 1,700 BOPD, respectively. Despite the weather impact, first-quarter 2021 oil production was positively impacted by the Company's first package of wells in Howard County, the 15-well Gilbert/Passow package, which was the primary driver of oil production growth of 11% from the fourth quarter of 2020.
Unit LOE for the first quarter of 2021 was $2.66 per BOE, an increase of 4% from the fourth quarter of 2020, but below expectations of $3.45 per BOE. The difference versus expectations was a result of reduced activity levels related to winter storms and higher than anticipated production.
Late in first-quarter 2021, Laredo completed the 12-well Trentino/Whitmire package in Howard County, with all wells currently cleaning up or early in their production history. This is the Company's second well package to be completed in Howard County. Oil production in the second quarter of 2021 is expected to be positively impacted by production from the package, resulting in expected 9% - 13% oil production growth versus first-quarter 2021.
The Company is currently operating two drilling rigs and one completions crew in Howard County and expects to complete the 13-well Davis package during the second quarter of 2021. Beginning with the Davis package, Laredo has widened development spacing in the Wolfcamp formation to further enhance the capital efficiency of the Company's Howard County development program. Future development spacing is expected to utilize eight wells per unit in the Wolfcamp formation and four wells per unit in the Lower Spraberry formation.
Costs Incurred
During the first quarter of 2021, total costs incurred were $70 million, comprised of $57 million in drilling and completions activities, $3 million in land, exploration and data related costs, $5 million in infrastructure, including Laredo Midstream Services investments, and $5 million in other capitalized costs.
Laredo continues to drive drilling, completions and equipment costs per well lower through efficiency gains and savings realized by utilizing the Company-owned sand mine in Howard County. Costs for the Company's first two well packages in Howard County were $525 per lateral foot, below initial estimates of $540 per lateral foot.
Environmental, Social, Governance
In February 2021, Laredo further demonstrated the Company's commitment to responsible and sustainable operations, committing to significant reductions in greenhouse gas intensity, methane emissions and the elimination of routine flaring by 2025. Supporting these goals, Laredo's Board of Directors again integrated targets for the reduction of flaring and reportable spills into the Company's executive compensation program, linking 15% of the short-term incentive program payout to these metrics.

During the first quarter of 2021, Laredo flared/vented just 0.22% of produced natural gas, down from 1.52% in the first-quarter of 2020 and 0.71% for full-year 2020.
Liquidity
At March 31, 2021, the Company had outstanding borrowings of $220 million on its $725 million senior secured credit facility, resulting in available capacity, after the reduction for outstanding letters of credit, of $461 million. Including cash and cash equivalents of $44 million, total liquidity was $505 million.
At May 3, 2021, the Company had outstanding borrowings of $230 million on its $725 million senior secured credit facility. Available capacity, after the reduction for outstanding letters of credit, was $451 million. Including cash and cash equivalents of $48 million, total liquidity was $499 million.
At March 31, 2021, Laredo had executed $26.9 million of the $75 million authorized under the Company's ATM program. Proceeds from the share sales were utilized to reduce borrowing on the Company's senior secured credit facility.
Second-Quarter and Full-Year 2021 Guidance
The table below reflects the Company's guidance for total and oil production for second-quarter and full-year 2021.

	2Q-21E	FY-21E
Total production (MBOE per day)	83.0 - 86.0	80.0 - 85.0
Oil production (MBOPD)	26.5 - 27.5	27.3 - 29.3
The table below reflects the Company's guidance for selected revenue and expense items for the second quarter of 2021.

2Q-21E
Average sales price realizations (excluding derivatives):
Oil (% of WTI)	100%
NGL (% of WTI)	27%
Natural gas (% of Henry Hub)	71%

Other ($ MM):
Net income (expense) of purchased oil	($4.3)

Selected average costs & expenses:
Lease operating expenses ($/BOE)	$2.85
Production and ad valorem taxes (% of oil, NGL and natural gas sales revenues)	7.00%
Transportation and marketing expenses ($/BOE)	$1.55
General and administrative expenses (excluding LTIP, $/BOE)	$1.50
General and administrative expenses (LTIP cash and non-cash, $/BOE)	$0.40
Depletion, depreciation and amortization ($/BOE)	$5.75

Conference Call Details
On Thursday, May 6, 2021, at 7:30 a.m. CT, Laredo will host a conference call to discuss its first-quarter 2021 financial and operating results and management's outlook, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the call will be posted to the Company's website and available for review. The Company invites interested parties to listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." Portfolio managers and analysts who would like to participate on the call should dial 877.930.8286 (international dial-in 253.336.8309), using conference code 3195169, 10 minutes prior to the scheduled conference time. A telephonic replay will be available two hours after the call on May 6, 2021 through Thursday, May 13, 2021. Participants may access this replay by dialing 855.859.2056, using conference code 3195169.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.
General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic and actions by OPEC+, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2020 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC's definitions for such terms. In this press release and the conference call, the Company may use the terms "resource potential," "resource play," "estimated ultimate recovery" or "EURs," "type curve" and "standardized measure," each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to the Company’s internal estimates of unbooked hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques. "Resource potential" is used by the Company to refer to the estimated quantities of hydrocarbons that may be added to proved reserves, largely from a specified resource play potentially supporting numerous drilling locations. A "resource play" is a term used by the Company to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. "EURs" are based on the Company’s previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential and "EURs" do not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from the Company’s interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil, natural gas liquids and natural gas prices, well spacing, drilling and production costs, availability and cost of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors, as well as actual drilling results, including geological and mechanical factors affecting recovery rates. "EURs" from reserves may change significantly as development of the Company’s core assets provides additional data. In addition, the Company's production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. "Type curve" refers to a production profile of a well, or a particular category of wells, for a specific play and/or area. The "standardized measure" of discounted future new cash flows is calculated in accordance with SEC regulations and a discount rate of 10%. Actual results may vary considerably and should not be considered to represent the fair market value of the Company’s proved reserves.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income and Free Cash Flow. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Laredo Petroleum, Inc.
Selected operating data

	Three months ended March 31,
	2021	2020
	(unaudited)
Sales volumes:
Oil (MBbl)	2,183	2,655
NGL (MBbl)	2,321	2,467
Natural gas (MMcf)	15,630	16,512
Oil equivalents (MBOE)(1)(2)	7,109	7,874
Average daily oil equivalent sales volumes (BOE/D)(2)	78,989	86,532
Average daily oil sales volumes (BOPD)(2)	24,261	29,178
Average sales prices(2):
Oil ($/Bbl)(3)	$58.48	$45.19
NGL ($/Bbl)(3)	$17.96	$4.68
Natural gas ($/Mcf)(3)	$2.12	$0.26
Average sales price ($/BOE)(3)	$28.48	$17.26
Oil, with commodity derivatives ($/Bbl)(4)	$45.03	$56.59
NGL, with commodity derivatives ($/Bbl)(4)	$11.25	$6.85
Natural gas, with commodity derivatives ($/Mcf)(4)	$1.66	$0.94
Average sales price, with commodity derivatives ($/BOE)(4)	$21.15	$23.21
Selected average costs and expenses per BOE sold(2):
Lease operating expenses	$2.66	$2.80
Production and ad valorem taxes	1.87	1.17
Transportation and marketing expenses	1.71	1.72
Midstream service expenses	0.12	0.15
General and administrative (excluding LTIP)	1.36	1.33
Total selected operating expenses	$7.72	$7.17
General and administrative (LTIP):
LTIP cash	$0.23	$0.02
LTIP non-cash	$0.26	$0.25
Depletion, depreciation and amortization	$5.36	$7.78
_______________________________________________________________________________
(1)BOE is calculated using a conversion rate of six Mcf per one Bbl.
(2)The numbers presented are calculated based on actual amounts that are not rounded.
(3)Price reflects the average of actual sales prices received when control passes to the purchaser/customer adjusted for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.
(4)Price reflects the after-effects of the Company's commodity derivative transactions on it's average sales prices. The Company's calculation of such after-effects includes settlements of matured commodity derivatives during the respective periods in accordance with GAAP and an adjustment to reflect premiums incurred previously or upon settlement that are attributable to commodity derivatives that settled during the respective periods.

Laredo Petroleum, Inc.
Consolidated balance sheets

(in thousands, except share data)	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$44,262	$48,757
Accounts receivable, net	67,704	63,976
Derivatives	—	7,893
Other current assets	26,123	15,964
Total current assets	138,089	136,590
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	7,953,141	7,874,932
Unevaluated properties not being depleted	60,260	70,020
Less accumulated depletion and impairment	(6,852,688)	(6,817,949)
Oil and natural gas properties, net	1,160,713	1,127,003
Midstream service assets, net	111,083	112,697
Other fixed assets, net	31,576	32,011
Property and equipment, net	1,303,372	1,271,711
Operating lease right-of-use assets	14,955	17,973
Other noncurrent assets, net	18,487	16,336
Total assets	$1,474,903	$1,442,610
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$49,065	$38,279
Accrued capital expenditures	27,924	28,275
Undistributed revenue and royalties	32,018	24,728
Derivatives	128,394	31,826
Operating lease liabilities	11,263	11,721
Other current liabilities	43,579	62,766
Total current liabilities	292,243	197,595
Long-term debt, net	1,145,374	1,179,266
Derivatives	29,821	12,051
Asset retirement obligations	66,280	64,775
Operating lease liabilities	6,459	8,918
Other noncurrent liabilities	3,294	1,448
Total liabilities	1,543,471	1,464,053
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and zero issued as of March 31, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value, 22,500,000 shares authorized and 12,899,660 and 12,020,164 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	129	120
Additional paid-in capital	2,426,769	2,398,464
Accumulated deficit	(2,495,466)	(2,420,027)
Total stockholders' equity	(68,568)	(21,443)
Total liabilities and stockholders' equity	$1,474,903	$1,442,610

Laredo Petroleum, Inc.
Condensed consolidated statements of operations

	Three months ended March 31,
(in thousands, except per share data)	2021	2020
	(unaudited)
Revenues:
Oil, NGL and natural gas sales	$202,457	$135,885
Midstream service revenues	1,296	2,683
Sales of purchased oil	46,477	66,424
Total revenues	250,230	204,992
Costs and expenses:
Lease operating expenses	18,918	22,040
Production and ad valorem taxes	13,283	9,244
Transportation and marketing expenses	12,127	13,544
Midstream service expenses	858	1,170
Costs of purchased oil	49,916	79,297
General and administrative	13,073	12,562
Depletion, depreciation and amortization	38,109	61,302
Impairment expense	—	186,699
Other operating expenses	1,143	1,106
Total costs and expenses	147,427	386,964
Operating income (loss)	102,803	(181,972)
Non-operating income (expense):
Gain (loss) on derivatives, net	(154,365)	297,836
Interest expense	(25,946)	(24,970)
Loss on extinguishment of debt	—	(13,320)
Other, net	1,307	(511)
Total non-operating income (expense), net	(179,004)	259,035
Income (loss) before income taxes	(76,201)	77,063
Income tax benefit (expense):
Deferred	762	(2,417)
Total income tax benefit (expense)	762	(2,417)
Net income (loss)	$(75,439)	$74,646
Net income (loss) per common share(1):
Basic	$(6.33)	$6.43
Diluted	$(6.33)	$6.39
Weighted-average common shares outstanding(1):
Basic	11,918	11,618
Diluted	11,918	11,673
______________________________________________________________________________
(1)For the three months ended March 31, 2020, net income per common share and weighted-average common shares outstanding were retroactively adjusted for the Company's 1-for-20 reverse stock split effective June 1, 2020.

Laredo Petroleum, Inc.
Condensed consolidated statements of cash flows

	Three months ended March 31,
(in thousands)	2021	2020
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(75,439)	$74,646
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-settled equity-based compensation, net	2,068	2,376
Depletion, depreciation and amortization	38,109	61,302
Impairment expense	—	186,699
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	154,365	(297,836)
Settlements (paid) received for matured derivatives, net	(41,174)	47,723
Premiums received (paid) for commodity derivatives	9,041	(477)
Loss on extinguishment of debt	—	13,320
Deferred income tax (benefit) expense	(762)	2,417
Other, net	5,477	6,921
Cash flows from operating activities before changes in operating assets and liabilities, net	91,685	97,091
Change in current assets and liabilities, net	(17,259)	18,708
Change in noncurrent assets and liabilities, net	(3,275)	(6,210)
Net cash provided by operating activities	71,151	109,589
Cash flows from investing activities:
Acquisitions of oil and natural gas properties, net	—	(22,876)
Capital expenditures:
Oil and natural gas properties	(68,329)	(135,376)
Midstream service assets	(329)	(761)
Other fixed assets	(551)	(829)
Proceeds from dispositions of capital assets, net of selling costs	189	51
Net cash used in investing activities	(69,020)	(159,791)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	15,000	—
Payments on Senior Secured Credit Facility	(50,000)	(100,000)
Issuance of January 2025 Notes and January 2028 Notes	—	1,000,000
Extinguishment of debt	—	(808,855)
Proceeds from issuance of common stock, net of costs	26,866	—
Other, net	1,508	(19,023)
Net cash (used in) provided by financing activities	(6,626)	72,122
Net (decrease) increase in cash and cash equivalents	(4,495)	21,920
Cash and cash equivalents, beginning of period	48,757	40,857
Cash and cash equivalents, end of period	$44,262	$62,777

Laredo Petroleum, Inc.
Total Costs Incurred
The following table presents the components of the Company's costs incurred, excluding non-budgeted acquisition costs, for the periods presented:

	Three months ended March 31,
(in thousands)	2021	2020
	(unaudited)
Oil and natural gas properties	$68,449	$152,868
Midstream service assets	876	923
Other fixed assets	600	823
Total costs incurred, excluding non-budgeted acquisition costs	$69,925	$154,614

Laredo Petroleum, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Free Cash Flow, Adjusted Net Income, Adjusted EBITDA and Net Debt, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, these non-GAAP financial measures should be considered in conjunction with net income or loss and other performance measures prepared in accordance with GAAP, such as operating income or loss or cash flows from operating activities. Free Cash Flow, Adjusted Net Income, Adjusted EBITDA and Net Debt should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of liquidity or financial performance.
Free Cash Flow (Unaudited)
Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before changes in operating assets and liabilities, net, less costs incurred, excluding non-budgeted acquisition costs. Free Cash Flow does not represent funds available for future discretionary use because it excludes funds required for future debt service, capital expenditures, acquisitions, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Free Cash Flow (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands)	2021	2020
	(unaudited)
Net cash provided by operating activities	$71,151	$109,589
Less:
Change in current assets and liabilities, net	(17,259)	18,708
Change in noncurrent assets and liabilities, net	(3,275)	(6,210)
Cash flows from operating activities before changes in operating assets and liabilities, net	91,685	97,091
Less costs incurred, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)	68,449	152,868
Midstream service assets(1)	876	923
Other fixed assets	600	823
Total costs incurred, excluding non-budgeted acquisition costs	69,925	154,614
Free Cash Flow (non-GAAP)	$21,760	$(57,523)
_____________________________________________________________________________
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.

Adjusted Net Income (Unaudited)
Adjusted Net Income is a non-GAAP financial measure that the Company defines as income or loss before income taxes (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, impairment expense, gains or losses on disposal of assets, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of income (loss) before income taxes (GAAP) to Adjusted Net Income (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands, except per share data)	2021	2020
	(unaudited)
Income (loss) before income taxes	$(76,201)	$77,063
Plus:
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	154,365	(297,836)
Settlements (paid) received for matured derivatives, net	(41,174)	47,723
Net premiums paid for commodity derivatives that matured during the period(1)	(11,005)	(477)
Impairment expense	—	186,699
Loss on extinguishment of debt	—	13,320
Loss on disposal of assets, net	72	602
Adjusted income before adjusted income tax expense	26,057	27,094
Adjusted income tax expense(2)	(5,733)	(5,961)
Adjusted Net Income (non-GAAP)	$20,324	$21,133
Net income (loss) per common share(3):
Basic	$(6.33)	$6.43
Diluted	$(6.33)	$6.39
Adjusted Net Income per common share(3):
Basic	$1.71	$1.82
Diluted	$1.71	$1.81
Adjusted diluted	$1.69	$1.81
Weighted-average common shares outstanding(3):
Basic	11,918	11,618
Diluted	11,918	11,673
Adjusted diluted	12,040	11,673
_______________________________________________________________________________
(1)Reflects net premiums paid previously or upon settlement that are attributable to derivatives settled in the respective periods presented.
(2)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended March 31, 2021 and 2020.
(3)For the three months ended March 31, 2020, net income per common share, Adjusted Net Income per common share and weighted-average common shares outstanding were retroactively adjusted for the Company's 1-for-20 reverse stock split effective June 1, 2020.

Adjusted EBITDA (Unaudited)
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, accretion expense, gains or losses on disposal of assets, interest expense, income taxes and other non-recurring income and expenses. Adjusted EBITDA provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Adjusted EBITDA does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Adjusted EBITDA is useful to an investor in evaluating the Company's operating performance because this measure:
•is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of its capital structure from its operating structure; and
• is used by management for various purposes, including as a measure of operating performance, in presentations to the Company's board of directors and as a basis for strategic planning and forecasting.
There are significant limitations to the use of Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Adjusted EBITDA reported by different companies. The Company's measurements of Adjusted EBITDA for financial reporting as compared to compliance under its debt agreements differ.
The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands)	2021	2020
	(unaudited)
Net income (loss)	$(75,439)	$74,646
Plus:
Share-settled equity-based compensation, net	2,068	2,376
Depletion, depreciation and amortization	38,109	61,302
Impairment expense	—	186,699
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	154,365	(297,836)
Settlements (paid) received for matured derivatives, net	(41,174)	47,723
Net premiums paid for commodity derivatives that matured during the period(1)	(11,005)	(477)
Accretion expense	1,143	1,106
Loss on disposal of assets, net	72	602
Interest expense	25,946	24,970
Loss on extinguishment of debt	—	13,320
Income tax (benefit) expense	(762)	2,417
Adjusted EBITDA (non-GAAP)	$93,323	$116,848
_____________________________________________________________________________
(1)Reflects net premiums paid previously or upon settlement that are attributable to derivatives settled in the respective periods presented.

Net Debt
Net Debt, a non-GAAP financial measure, is calculated as the face value of long-term debt less cash and cash equivalents. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt. Net Debt as of March 31, 2021 was $1.115 billion.

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Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com